UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2010

ENTER CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-164000	30-0457914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

460 Brogdon Road, Suite 400
Suwanee, GA 30024
(Address of principal executive offices) (zip code)

(678) 762-1100
 (Registrant's telephone number, including area code)

 Copies to:
Marc Ross, Esq.
David B. Manno
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed in Enter Corp.’s (the “Company”) 8-K filed with the Securities and Exchange Commission on November 24, 2010, the Company entered into a subscription agreement (the “Subscription Agreement”) with accredited investors (the “Investors”) on November 24, 2010. Pursuant to the Subscription Agreement, on November 24, 2010, the Company issued and sold to the Investors, convertible promissory notes (the “Notes”) in the aggregate principal amount of $2,806,489 (the “Private Placement”). The Notes are secured by all of the assets of the Company. The Notes are convertible into common stock of the Company at an exercise price of $0.40 per share, subject to adjustment in the event of stock splits, stock dividends (except for a 7.5-to-1 forward stock split in the form of a stock dividend effectuated not later than 180 days following the closing of the Private Placement), or in the event of certain subsequent issuances by the Company of common stock or securities convertible into common stock at a lower price. The Notes will mature two years from the date of issuance and bear interest at the rate of 10% per annum due and payable semi-annually in arrears commencing March 31, 2011 and upon maturity. Pursuant to the Private Placement, the Company issued to the Investors 10 Class A Warrants and 10 Class B Warrants (collectively, the  “Warrants”) to purchase common stock for each $4.00 principal amount of Notes, such that the Company issued an aggregate of 7,016,222 Class A Warrants and 7,016,222 Class B Warrants. The Warrants have a five-year term, may be exercised on a cashless basis, and have an exercise price of $0.60 (with respect to the Class A Warrants) or $1.20 (with respect to the Class B Warrants), subject to adjustment in the event of stock splits, stock dividends (except for a 7.5-to-1 forward stock split in the form of a stock dividend effectuated not later than 180 days following the closing of the Private Placement), or in the event of certain subsequent issuances of the Company of common stock or securities convertible into common stock at a lower price. The Notes may not be converted, and the Warrants may not be exercised, to the extent such conversion or exercise would cause the holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of the Company’s then outstanding shares of common stock following such conversion or exercise.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 24, 2010, the Company amended its bylaws. Pursuant to the amendment, Section 3 of the Company’s bylaws reads as follows:

“SECTION 3. PRESIDENT. -- The President may be the Chief Executive Officer and the Chief Operating Officer of the Corporation. He may preside at all meetings of the stockholders and of the Board of Directors. Subject to the provisions of these by-laws and to the direction of the Board of Directors, he may have the responsibility for the general management and control of the affairs and business of the Corporation and may perform all duties and have all powers which are commonly incident to the offices of Chief Executive Officer and Chief Operating Officer or which from time to time are delegated to him by the Board of Directors. The President shall have power to sign, in the name of the Corporation, all authorized stock certificates, contracts, documents, tax returns, instruments, checks and bonds or other obligations of the Corporation and may have general supervision and direction of all of the other officers and agents of the Corporation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amendment to Bylaws, dated November 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTER CORP.

Dated: December 1, 2010	By:	/s/ John Benfield
Name: John Benfield
Title: Chief Executive Officer

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